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                                                                   EXHIBIT 10.62

                          THE MIIX GROUP, INCORPORATED
                 AND NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.
                        EMPLOYEE RETENTION INCENTIVE PLAN

1.     PURPOSE

       The MIIX Group, Incorporated's (the "Company") financial performance was adversely affected during FY 2001 due to unprecedented and unexpected losses. While individual performance of many of the staff and executives during the year was very good, and would normally merit an annual cash bonus, the Company has chosen not to pay such bonuses. Additionally, there is no assurance that the annual cash bonus will be paid over the next several years as the Company seeks to restructure its operations.

       In light of the current conditions, it is the desire of the Board to recognize and retain key employees and to cause them to remain committed to the Company. The purpose of this Employee Retention Incentive Plan ("the Plan") is to encourage eligible employees of the Company and New Jersey State Medical Underwriters, Inc. ("NJSMU") to continue their employment with the Company during the restructuring period. This will be accomplished through the establishment of a written policy governing the circumstances under which incentive payment ("Retention Incentive Payment") will be made available to such employees.

       The Retention Incentive Payment offered pursuant to the terms of this Plan is not intended to be in lieu of any other annual performance incentive plans or arrangements maintained by the Company or NJSMU as part of its general compensation programs or described in any employment contract or similar instrument entered into between the Company or NJSMU and an employee.

2.     ADMINISTRATION

       (a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). For purposes hereof, the Committee is authorized to designate those eligible employees who shall participate in the Plan and to establish the amount of Retention Incentive Payment to be granted to each such participant.

       (b) Subject to the express provisions of this Plan, the Committee shall have sole authority to interpret the Plan (including any provisions determined to be ambiguous) and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and interpretations of the Committee shall be final, binding and conclusive as to all persons.

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3.     ELIGIBILITY AND PARTICIPATION

       (a) The Compensation Committee shall review the recommendations of the CEO and in the Committee's sole discretion select the covered employees from the employees of the Company (including officers) who are employed on a full-time basis and actively at work as of the Effective Date (as defined below) of the Plan. Employees who commence employment with the Company subsequent to the Effective Date may be offered participation in the Plan, at the sole discretion of the Committee.

       (b) Each eligible employee who is designated by the Committee as a participant in the Plan (a "Covered Employee") shall receive written notification of eligibility to participate in the Plan as soon as practicable after such designation. Such notification shall include the amount of the Retention Incentive Payment and the terms under which such incentive will be vested and paid.

       (c) Senior executives ("Executives") as designated by the Committee are eligible to participate in this plan; however, certain of these Executives shall have Retention Incentive Payments which they would be eligible to receive applied as described in Section 5(e) below.

4.     AMOUNT OF RETENTION INCENTIVE PAYMENT

       (a) The Plan shall be administered during the 18-month period beginning March 5, 2002 and ending September 5, 2003 (the "Retention Cycle").

       (b) For the Retention Cycle, the Committee shall determine the amount of the Retention Incentive Payment to be offered to each Covered Employee as a percentage of current base salary. The Retention Incentive Payment for the Retention Cycle shall be equal to that percentage of a Covered Employee's base salary (excluding shift premiums, overtime, incentives, bonuses, or any allowances) at the beginning of the Retention Cycle. In determining such percentage, the Committee shall be guided by competitive marketplace practices, but may in its discretion specify a greater or lesser percentage for any Covered Employee. The Covered Employee will be entitled to receive the Retention Incentive Payment provided that such Covered Employee is vested in the Retention Incentive Payment as of the Payment Date (as defined below) of the Retention Cycle.

5.     VESTING & PAYMENT OF RETENTION INCENTIVES

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       (a)    A Covered Employee (who is not an Executive with a stock loan outstanding) shall vest in his or her Retention Incentive Payment if the Covered Employee continues to be a full-time active employee of the Company during the entire period beginning on March 5, 2002 and ending on each of September 5, 2002, March 5, 2003 and September 5, 2003 (each a "Vesting Date"). Payments of 1/4 of the retention incentive are earned as of September 5, 2002, and March 5, 2003 and a payment of1/2of the retention incentive as of September 5, 2003, and paid as soon as practicable thereafter. Retention Incentive Payments earned by Executives with current stock loans outstanding shall vest on March 5, 2002 and September 5, 2003, provided they have been continuously employed on a full time basis since March 5, 2002. Equal payments of1/2of the retention incentive are earned as of March 5, 2002 and September 5, 2003, and paid as soon as practicable thereafter. A Covered Employee becomes entitled to a Retention Incentive Payment if, and only if, the Covered Employee vests in a Retention Incentive Payment.

       (b) In the event (i) of a Change in Control (as defined below); (ii) of an infusion of equity into the Company in an amount exceeding $20 million; (iii) the Company is subject to an order of rehabilitation or liquidation; and the Covered Employee is terminated by the Company without Cause (as defined in Section 6), all unvested payments become fully vested and payable as of the effective date of the event.

       (c) Subject to Section 6 below, and unless otherwise agreed to between the Company and a Covered Employee, Retention Incentive Payments shall be paid to each Covered Employee as a supplemental payment accompanying the Covered Employee's pay for the payroll period in which the applicable Vesting Date falls, in accordance with the normal payroll practices of the Company.

       (d) "Change in Control" shall mean the occurrence of any of the following events:

              1. the acquisition in one or more transactions by any "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "34 Act")) but excluding, for this purpose, the Company or its affiliates or any employee benefit plan of the Company or its affiliates, of "Beneficial Ownership" (within the meaning of Rule 13d-3 the 34 Act) of thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities.

              2. the individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided,

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                     however, that if the election, or nomination for election
                     by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

              3. a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

              4. the acceptance by the shareholders of the Company of shares in a share exchange if the shareholders of the Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange.

       (e) For purposes of Executives with outstanding stock loan balances, all Retention Incentive Payments made pursuant to this Plan shall be applied first against the Executive's outstanding loan balance with the remainder payable to the Executive. The specific provisions governing this section are contained in the Stock Loan Repayment Agreement dated as of March 5, 2002.

6.     TERMINATION OF EMPLOYMENT

       (a) In the event a Covered Employee is terminated by the Company without Cause (as defined below) and not as the result of a Change in Control during the Retention Cycle, the Covered Employee shall be entitled to receive a Retention Incentive Payment for the Retention Cycle.

       (b) In the event a Covered Employee voluntarily terminates employment with the Company during a Retention Cycle or gives notice of such voluntary termination, or employment is terminated by the Company for Cause, such Covered Employee shall not vest in and shall forfeit such employee's rights to the unvested and unpaid Retention Incentive Payment.

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       (c)    The Company shall have "Cause" to terminate a Covered Employee's
              (other than an employee who has an employment agreement with the Company) employment as a result of any of the following: (i) the willful engaging by the Employee in conduct which is materially injurious to or contrary to the best interests of the Company, monetarily or otherwise; (ii) the willful failure by the Employee to perform such duties as may be delegated or assigned to the Employee by the Chief Executive Officer or such other superior officer of the Company; (iii) the willful failure by the Employee to follow the directives or instructions of the Chief Executive Officer or such other superior officer of the Company; or (iv) the repeated and consistent failure of the Employee to be present at work and devote his full time best efforts to the performance of his duties; (v) gross negligence in the performance of his duties on behalf of the Company; (vi) the Employee's conviction of, or plea of no contest to, a felony or any crime involving moral turpitude. In the case of a Covered Employee who has an employment agreement with the Company, the Company shall have "Cause" to terminate such employee as specified in the employment agreement.

7.     PLAN FUNDING

       (a) Except insofar as the Committee may determine otherwise, each Covered Employee shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Covered Employee or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made in cash hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payments of such amounts.

       (b) The Committee may, in its sole discretion, arrange for the establishment of a trust to hold assets to be used to satisfy the Company's obligations arising under the Plan, which trust shall specify that its corpus may not be applied for any other purpose, including the satisfaction of the claims of the Company's creditors. If a trust is established and funded for this purpose, assets remaining in the trust subsequent to the payment of all benefits due to Covered Employees pursuant to the Plan shall be returned to the Company.

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8.     GENERAL PROVISIONS

       (a) With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context shall require.

       (b) Payments under this Plan shall not constitute salary for the purpose of any benefit plan unless otherwise provided for in such plan of the Company and shall be paid by the Company from the general assets of the Company; PROVIDED that no director, officer or employee of the Company shall be personally liable in the event the Company is unable to make any payments under this Plan due to a lack of, or inability to access, funding or financing, legal prohibition (including statutory, regulatory or judicial limitations) or failure to obtain any required consent.

       (c) Payments under this Plan are subject to federal, state and local income tax withholding and all other applicable federal, state and local taxes. The Company shall withhold, or cause to be withheld, from any payments made hereunder all applicable federal, state and local withholding taxes and may require the employee to file any certificate or other form in connection therewith.

       (d) Nothing contained herein shall give any employee the right to be retained in the employment of the Company or any successor, or affect the Company's right to dismiss any employee at will.

       (e) This Plan is not a term or condition of any individual's employment and no employee shall have any legal right to payments hereunder except to the extent all conditions relating to the receipt of such payments have been satisfied in accordance with the terms of this Plan as set forth herein.

       (f) Nothing contained herein shall give an employee any right to any employee benefit upon termination of employment with the Company, except as required by law or provided by the terms of another employee benefit plan document relating to the treatment of former employees generally.

       (g) No person having a benefit under this Plan may assign, transfer or in any other way alienate the benefit, nor shall any benefit under this Plan be subject to garnishment, attachment, execution or levy of any kind.

9.     APPLICABLE LAW

       This Plan and all actions taken under it shall be governed as to validity, construction, interpretation and administration by the laws of the State of New

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       Jersey (without reference to principles of conflict of law) and applicable federal law.

10.    AMENDMENT OR TERMINATION

       The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time; PROVIDED, however, that unless the written consent of a Covered Employee is obtained, no such amendment or termination shall adversely affect the rights of such Covered Employee.

11.    EFFECTIVE DATE

       The MIIX, Incorporated and New Jersey State Medical Underwriters, Inc. Employee Retention Incentive Plan became effective on March 5, 2002.

                          The MIIX Group, Incorporated

                          By:
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                          Print Name:
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                          Title:
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                          New Jersey State Medical Underwriters, Inc.

                          By:
                             --------------------------

                          Print Name:
                                     ------------------

                          Title:
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